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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-41866, 333-40598, and 333-93853), on Form S-8
(No. 333-95419), and on Form S-8 (filed on March 12, 2001) of United Therapeutics Corporation of our report dated February 28, 2001 relating to the financial statements of Medicomp, Inc., which appears in the Current Report on Form 8-K of United Therapeutics Corporation dated March 13, 2001.


/s/ Berman Hopkins Wright & LaHam, CPAs LLP


Merrit Island, Florida
March 13, 2001